EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the 2010 Third Quarter Earnings Release and Conference Call

Earnings Release Date – Wednesday, October 27, 2010, After 5:30 pm Central Time

Conference Call Date – Thursday, October 28, 2010, at 10:00 am Central Time

SPRINGFIELD, Mo., Oct. 1, 2010 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for its third quarter 2010 earnings as Wednesday, October 27, 2010, with a conference call to follow on Thursday, October 28, 2010.

The Company's third quarter 2010 earnings will be released after 5:30 p.m. central time on Wednesday, October 27, 2010, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room".

Investors are invited to listen to the Company's conference call discussing the financial results for the third quarter of 2010, on Thursday, October 28, 2010, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room". Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call ID number is 11646295. A replay of the call will also be available on the Company's website following the conference call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,492 stores in 38 states as of June 30, 2010.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
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